UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 17, 2009

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	333-150853-04	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 – Nonreliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the preparation of the Company’s financial statements for the year ended December 31, 2008, the Company’s Chief Executive Officer and Chief Financial Officer concluded on March 17, 2009, that an error had been made in recording the purchase price and classification of accounts within stockholders’ equity resulting from the Delaware Reorganization. The Delaware Reorganization took place effective January 1, 2008, pursuant to which the members of C.C. Forbes, LLC, TX Energy Services, LLC and Superior Tubing Testers, LLC transferred all of the membership interests they held in such companies to Forbes Energy Services LLC (FES LLC). Although, in the Delaware Reorganization, FES LLC was the legal acquirer and became the legal parent company, C.C. Forbes, LLC was considered the acquirer for accounting purposes under Statement of Financial Accounting Standards No. 141. As a result, the net assets of C.C. Forbes LLC remained at their historical cost, while purchase accounting was applied to TX Energy Services, LLC and Superior Tubing Testers, LLC. An error occurred in recording the purchase price of these two companies. This resulted in an overstatement of goodwill (which resulted in a corresponding overstatement of total assets) and an overstatement of total stockholders’ equity, each by approximately $30.1 million as of March 31, 2008, June 30, 2008 and September 30, 2008.

Also, during the process of preparing such year-end financials, such officers concluded on March 21, 2009 that an error had been made in the calculation of deferred income taxes effective at the time of the Bermuda Reorganization. The Bermuda Reorganization took place effective May 29, 2008, pursuant to which Forbes Energy Services Ltd. became the ultimate parent company of FES LLC and its subsidiaries and, on a consolidated basis, effective that date became subject to federal income taxes. Prior to that date, all income, losses, credits, and deductions of FES LLC and its subsidiaries and their predecessors were passed through to the equity owners’ individual tax returns. This error resulted in an understatement of deferred income tax liability (and corresponding understatement of total liabilities) as of June 30, 2008 and September 30, 2008 and an understatement of income tax expense (and corresponding understatement of net loss for the three month and six month periods ended June 30, 2008 and the nine month period ended September 30, 2008) and an overstatement of retained earnings (and corresponding overstatement of total stockholders’ equity), each presently estimated to be approximately $15 million. Management is continuing its efforts to determine the final amount of this adjustment.

These errors had no cash impact in the periods being reported on and do not have an impact on the Company’s day-to-day operations.

The errors described above were reflected in the unaudited condensed consolidated financial statements issued and filed for the quarters ended June 30, 2008 and September 30, 2008 (as well as, with respect to the error in the purchase price discussed in the first paragraph above, the financial statements for the quarter ended March 31, 2008, a period prior to the commencement of the Company’s filing requirements with the Securities and Exchange Commission (“SEC”), which were posted to the Company’s website, but not filed with the SEC). Such officers concluded on March 17, 2009 that the error relating to the recording of the purchase price discussed above in the first paragraph was material to the financial statements and, on March 21, 2009 concluded that the error relating to the calculation of deferred income taxes discussed above in the second paragraph was material to the financial statements, and as such, the Company will restate its previously issued unaudited condensed consolidated financial statements as of and for the quarters ended June 30, 2008 and September 30, 2008 to correct these errors. Accordingly, such officers determined that the previously issued and filed financial statements as of and for each of these two prior quarters should no longer be relied upon. Similarly, the previously issued but not filed financial statements as of and for the quarter ended March 31, 2008 and all earnings releases and similar communications issued by the Company relating to all the above financial statements should no longer be relied upon.

The Company anticipates filing Forms 10-Q/A containing revised financial statements as of and for the three months ended for each of the second and third quarters of 2008. With respect to the correction of the purchase price error, it is anticipated that each of the revised balance sheets for such quarters will reflect an approximate $30.1 million reduction in goodwill (and corresponding reduction in total assets) and a corresponding approximate $30.1 million reduction in total stockholders’ equity. Further, it is anticipated that the statement of changes in stockholders’ equity for each such quarter will reflect a reduction of approximately $30.1 million in the caption “Record Purchase Price for TES and STT” and in the end of quarter balance of total stockholders’ equity. Additionally, certain line items will be revised to correctly classify the specific captions within the stockholders’ equity section. There was no impact on the statement of operations, or statement of cash flows for any of the quarters referred to above with respect to the correction of the purchase price discussed above.

In connection with the correction of deferred income taxes, it is estimated that each of the revised balance sheets for such quarters will reflect an approximate $15 million increase in deferred tax liability (and corresponding increase in total liabilities) and an approximate $15 million reduction in retained earnings (and corresponding reduction in stockholders’ equity). It is estimated that each of the statements of operations for the second quarter, six months and nine months, included in such quarterly financials, will reflect an approximate $15 million increase in income tax expense (and corresponding increase in net loss). It is estimated that the statement of changes in stockholders’ equity will reflect an approximate $15 million increase in the caption “net loss” (and corresponding decrease in the end of quarter balance of total stockholders’ equity). Additionally, it is estimated that earnings (loss) per share on both a basic and diluted basis will change from ($.94) to ($1.32) and ($.84) to ($1.28), for the three- and six-month periods ended June 30, 2008, respectively, and ($.49) to ($.86) for the nine-month period ended September 30, 2008. Finally, it is estimated that the statement of cash flows will reflect an approximate $15 million increase in the caption “net loss” and an approximate $15 million increase in the caption “deferred income tax,” resulting in no change in the cash flows from operating activities or otherwise to such statement.

In conjunction with the restatements discussed above, management, including our Chief Executive Officer and Chief Financial Officer, has concluded that the Company did not design or maintain effective controls over financial reporting as it relates to complex and non-routine accounting issues (in this case, purchase accounting associated with the January 1, 2008 Delaware Reorganization and deferred income taxes associated with the May 29, 2008 Bermuda Reorganization). Therefore, we have concluded that this control deficiency constitutes a material weakness. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The Company’s Chief Financial Officer discussed with the Company’s independent accountant the matters disclosed above. The estimated adjustments are being finalized by management and will be reviewed by our independent registered public accounting firm prior to the filing of the Forms 10-Q/A. The Company’s Audit Committee has reviewed and approved the conclusions reached by the officers as discussed above.

Item 8.01 – Other Events

The goodwill resulting from the Delaware Reorganization that remains after the correction of the purchase price error discussed above will amount to approximately $2.5 million, which the Company anticipates will be written off as a goodwill impairment at December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: March 23, 2009	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer